As filed with the Securities and Exchange Commission on January 30, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Momo Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

20th Floor, Block B

Tower 2, Wangjing SOHO

No.1 Futongdong Street

Chaoyang District, Beijing 100102

People’s Republic of China

+86-10-5731-0567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2012 Share Incentive Plan

2014 Share Incentive Plan

(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Jonathan Xiaosong Zhang

Chief Financial Officer

Momo Inc.

20th Floor, Block B

Tower 2, Wangjing SOHO

No.1 Futongdong Street

Chaoyang District, Beijing 100102

People’s Republic of China

+86-10-5731-0567

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.0001 per share	9,150,000(3)	$0.0327(3)	$299,205.00	$34.77
Class A Ordinary Shares, par value $0.0001 per share	18,613,526(3)	$0.1404(3)	$2,613,339.05	$303.67
Class A Ordinary Shares, par value $0.0001 per share	2,949,500(3)	$0.0002(3)	$589.90	$0.07
Class A Ordinary Shares, par value $0.0001 per share	40,001(4)	$4.995(4)	$199,805.00	$23.22
Class A Ordinary Shares, par value $0.0001 per share	19,661,035(5)	$4.995(5)	$98,206,869.83	$11,411.64
Total	50,414,062	–	$101,319,808.78	$11,773.37

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents two Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-200636).
(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the Amended and Restated 2012 Share Incentive Plan (the “2012 Plan”) and the 2014 Share Incentive Plan (the “2014 Plan”; together with the 2012 Plan, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.
(3)	The amount to be registered represents shares issuable upon exercise of outstanding options granted under the 2012 Plan and the corresponding proposed maximum offering price per share represents the exercise price of such outstanding options.
(4)	The amount to be registered represents restricted share units granted under the 2014 Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $9.99 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the NASDAQ Global Select Market on January 29, 2015.
(5)	These shares are reserved for future award grants under the 2014 Plan. The total number of shares which may be issued under the 2014 Plan is initially 14,031,194 Class A ordinary shares. Beginning in 2017, on the first day of each fiscal year, the total number of shares issuable under the 2014 Plan will increase annually by 1.5% of the total share capital as of December 31 of the immediately preceding calendar year, or such lesser number of Class A ordinary shares as determined by the board of directors of the Registrant. Additional Class A ordinary shares are being registered on this registration statement to cover the additional Class A ordinary shares that may be issued under the 2014 Plan pursuant to such annual increases. To the extent that the actual number of shares that may be offered pursuant to the 2014 Plan exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional shares. The Registrant no longer grants incentive awards under the 2012 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $9.99 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the NASDAQ Global Select Market on January 29, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by Momo Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated December 10, 2014 filed with the Commission on December 11, 2014 pursuant to Rule 424(b)(4) under the Securities Act; and

(b)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-36765) filed with the Commission on November 28, 2014, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement. Reports on Form 6-K that the Registrant furnishes to the Commission will only be deemed incorporated by reference into this registration statement if such Report on Form 6-K so states that it is incorporated by reference herein.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s second amended and restated articles of association, adopted by its shareholders on November 28, 2014, provide that the Registrant shall indemnify each of its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in their capacity as such, except through their own dishonesty, wilful default or fraud.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.5 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-199996) (the “Form F-1”), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Pursuant to the 2012 Plan and the 2014 Plan, which were respectively filed as Exhibits 10.1 and 10.2 to the Registrant’s Form F-1, the Registrant has agreed to indemnify its plan administrative committee members and other directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of, in the case of the 2012 Plan, any act, omission, interpretation, construction or determination made in good faith in connection with the 2012 Plan and any award thereunder or, in the case of the 2014 Plan, any action or failure to act pursuant to the 2014 Plan.

The underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s Form F-1, also provides for indemnification by the underwriters of the Registrant, its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 30, 2015.

Momo Inc.

By:	/s/ Yan Tang
Name: Yan Tang
Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Yan Tang and Jonathan Xiaosong Zhang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yan Tang Yan Tang	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	January 30, 2015

/s/ Jonathan Xiaosong Zhang Jonathan Xiaosong Zhang	Chief Financial Officer (principal financial and accounting officer)	January 30, 2015

/s/ Yong Li Yong Li	Director	January 30, 2015

/s/ Sichuan Zhang Sichuan Zhang	Director	January 30, 2015

/s/ David Ying Zhang David Ying Zhang	Director	January 30, 2015

/s/ Hongping Zhang Hongping Zhang	Director	January 30, 2015

/s/ Neil Nanpeng Shen Neil Nanpeng Shen	Director	January 30, 2015

/s/ Feng Yu Feng Yu	Director	January 30, 2015

/s/ Benson Bing Chung Tam Benson Bing Chung Tam	Director	January 30, 2015

/s/ Dave Daqing Qi Dave Daqing Qi	Director	January 30, 2015

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Momo Inc. has signed this registration statement or amendment thereto in New York on January 30, 2015.

Authorized U.S. Representative

By:	/s/ Giselle Manon
Name: Giselle Manon, on behalf of Law Debenture Corporate Services Inc.
Title: Service of Process Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second amended and restated memorandum and articles of association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended, filed on November 28, 2014 (File No. 333-199996))

4.2	Registrant’s specimen certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended, filed on November 28, 2014 (File No. 333-199996))

4.3*	Deposit agreement dated December 10, 2014 among the Registrant, the depositary and holders and beneficial owners of American depositary shares evidenced by American depositary receipts issued thereunder

5.1*	Opinion of Maples and Calder, regarding the legality of the Class A ordinary shares being registered

10.1	Amended and restated 2012 share incentive plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 filed on November 7, 2014 (File No. 333-199996))

10.2	2014 share incentive plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 filed on November 7, 2014 (File No. 333-199996))

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page hereto)

*	Filed herewith.